Exhibit 10.10
Defeasance Account Agreement
     THIS DEFEASANCE ACCOUNT AGREEMENT (this “Agreement”) is entered into as of November 18, 2005 by and among CASA MUNRAS HOTEL PARTNERS, L.P., a California limited partnership (“Pledgor”), WELLS FARGO BANK, N.A., as Securities Intermediary and Custodian (“Intermediary”), U.S. BANK NATIONAL ASSOCIATION, successor-in-interest to State Street Bank and Trust Company, as Trustee under the Pooling and Servicing Agreement, dated as of October 1, 1998 (the “Pooling and Servicing Agreement”), for the Registered Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 1998-PS2 and as secured party (together with its successors and assigns, “Pledgee”), and GMAC COMMERCIAL MORTGAGE CORPORATION, successor-in-interest to AMRESCO Services, L.P., as servicer, as servicer on behalf of said trustee under the Pooling and Servicing Agreement (“Servicer”) upon the following terms and conditions:
Recitals
     A. On or about June 12, 1998, AMRESCO Capital, L.P., a Delaware limited partnership (“Original Lender”) advanced to Pledgor the original principal amount of $7,000,000.00 (the “Loan”). The Loan is evidenced by that certain Fixed Rate Note [With Defeasance and Lockbox Provisions] dated as of June 12, 1998 from Pledgor to Original Lender (the “Note”). The Note and other documents evidencing the Loan shall be referred to herein as “Loan Documents”).
     B. Pledgor, Pledgee and Intermediary have entered into that certain Defeasance Pledge and Security Agreement of even date herewith (as from time to time amended, supplemented or modified, the “Security Agreement”) with respect to the securities listed in Exhibit A attached hereto (the “Securities”) and other assets that, together with the Securities, constitute the Pledged Collateral (as defined in the Security Agreement).
     C. Pledgor desires that Intermediary hold the Pledged Collateral and perform certain services as a “Securities Intermediary” and “Custodian” (both as defined in the Security Agreement).
     D. Intermediary is willing to hold the Pledged Collateral and to perform such services, subject to the terms and conditions of this Agreement and the Security Agreement.
     E. The parties intend that immediately upon the execution of this Agreement, Pledgor, Pledgee and NEWCSFBMSC 98-PS2, LLC, a Delaware liability company (“Successor Borrower”) will enter into a Defeasance Assignment, Assumption and Release Agreement pursuant to which, among other things, Pledgor will transfer its rights and obligations under the Note and the Security Agreement, as well as the Pledged Collateral to Successor Borrower.
     NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     Section 1. Definitions.
     Each capitalized term used herein and not defined herein shall have the meaning assigned to such term in the Security Agreement. In addition, the following terms shall have the following meanings when used herein.
          “Accountant’s Letter” means that certain math verification report of even date from Causey, Demgen & Moore, Inc. regarding the defeasance of the Loan, including all schedules thereto, a copy of which is attached hereto as Exhibit B.
          “Business Day” means any day other than (i) a Saturday or a Sunday and (ii) a day on which federally insured depository institutions in the State or the state in which Intermediary maintains the Pledged Collateral Account are authorized or obligated by law, regulation, governmental decree or executive order to be closed.
          “Certificates” means Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 1998-PS2.
          “Collection Account” means the account maintained and designated by Servicer for deposit of payments due under the Note, and shall be the account described in Exhibit F attached hereto.
          “Default Permitted Investment” means the institutional shares of the Federated Prime Obligations Fund #10 CUSIP 60934N203, or any money market fund, but only for so long as such fund is rated not less than “AAAm” or “AAAm-G” by S&P and the equivalent by each other Rating Agency or is otherwise acceptable to each Rating Agency, as confirmed in writing that such account would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates.
          “Eligible Account” means (i) a segregated account maintained with an Eligible Institution, or (ii) an account otherwise acceptable to each Rating Agency, as confirmed in writing that such account would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates.
          “Eligible Institution” means (i) a federal or state chartered depository institution or trust company whose commercial paper, short-term debt obligations or other short-term deposits are rated at least “A-1” by S&P, at least P1 by Moody’s and at least F-1+ by Fitch if the deposits in the Pledged Collateral Account are to be held for thirty (30) days or less, or (ii) a federal or state-chartered depository institution or trust company whose long-term unsecured debt obligations are rated at least “A-” by S&P, at least Aa3 by Moody’s and at least AA by Fitch if the deposits in the Pledged Collateral Account are to be held for more than thirty (30) days, or (iii) the trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity which institution or trust company is subject to regulations regarding fiduciary funds on deposit substantially similar to 12 C.F.R.§ 9.10(b), or (iv) an institution otherwise acceptable to each Rating Agency, as confirmed in writing that the holding by such institution of the Pledged Collateral Account would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates.

          “Fitch” means Fitch, Inc.
          “Moody’s” means Moody’s Investors Service, Inc.
          “Permitted Investment” shall have the meaning set forth in Exhibit C hereto.
          “Rating Agency” means each of S&P, Moody’s and/or Fitch which rates any or all of the Certificates.
          “S&P” means Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc.
          “Scheduled Payment Date” means the first (1st) day of each calendar month, or if such a day is not a Business Day, the next succeeding Business Day.
          “Servicer” means any duly authorized loan servicer acting as agent of Pledgee. As of the date hereof, Servicer shall mean GMAC Commercial Mortgage Corporation, successor-in-interest to AMRESCO Services, L.P., together with its successors and assigns under the Pooling and Servicing Agreement.
     Section 2. Establishment and Custody of Pledged Collateral Account.
     Intermediary has established Account No. 33655700 titled “NEWCSFBMSC 98-PS2 LLC (Casa Munras Hotel Partners) Defeasance” at Intermediary, which is, or is associated with, a Securities Account maintained by Intermediary in the name of Pledgee (together, the “Pledged Collateral Account”). Pledgor hereby authorizes, appoints and directs Intermediary to act as Securities Intermediary with respect to the Pledged Collateral and as Custodian of the Pledged Collateral Account, subject to the Security Agreement, and to hold the Pledged Collateral Account subject to the sole dominion and control (as defined in Section 8-106 of the Code) of Pledgee. Intermediary agrees to at all times maintain the Pledged Collateral Account and all of the Pledged Collateral at its office currently located in Minneapolis, Minnesota, and to serve as Securities Intermediary with respect to the Securities and the other Pledged Collateral and as Custodian with respect to the Pledged Collateral Account, in accordance with this Agreement and the Security Agreement, provided however, in the event the Intermediary intends to move the Pledged Collateral Account to another location, it shall provide the Pledgee with thirty (30) days prior written notice and the Intermediary shall cooperate with Pledgee in ensuring the Pledgee’s perfected security interest in the Pledged Collateral Account as required under the Code, including without limitation, the execution of any and all documents required to continue the Pledgee’s perfected security interest in the Pledged Collateral Account. Notwithstanding anything to the contrary contained herein, Pledgor and Intermediary agree that New York is the Intermediary’s jurisdiction for purposes of the Code.
     Section 3. Title to Pledged Collateral.
     Title to the Pledged Collateral shall be held in accordance with the Security Agreement and the Federal Book-Entry Regulations.

     Section 4. Intermediary’s Duties Regarding Pledged Collateral.
          (a) Administration. Intermediary shall have no responsibility for supervision or management of the Pledged Collateral except as provided in this Agreement, the Security Agreement or as otherwise provided by applicable law. The Pledged Collateral Account shall at all times be maintained as a segregated Eligible Account. Each item of property at any time credited to the Pledged Collateral Account shall be treated by Intermediary as a Financial Asset. Proceeds of the Pledged Collateral, and interest and earnings thereon, shall be credited to and held in the Pledged Collateral Account, and shall be re-invested only in accordance with this Agreement. Intermediary’s responsibility with regard to the sale, purchase, exchange or other matters relating to any assets at any time in the Pledged Collateral Account shall be limited to following, immediately upon receipt thereof, all written orders, including Entitlement Orders (as defined in the Security Agreement), of Servicer (acting on behalf of Pledgee), without the need for consent by Pledgor or any other Person. Upon the assumption of this Agreement by Successor Borrower pursuant to the Assignment and Assumption Agreement, the Pledged Collateral Account shall be assigned the federal tax identification number of Successor Borrower which number is 42-1590559, and all taxable income earned or gain realized with respect to the Pledged Collateral shall be taxable as income or gain, as applicable, of Successor Borrower.
          (b) Eligible Institution. Intermediary shall at all times (subject to permitted transfers as provided in the Security Agreement) serve as both Securities Intermediary and Custodian hereunder. Intermediary is and shall at all times (subject to permitted transfers as provided in the Security Agreement) continue to be, and the Pledged Collateral Account shall at all times be maintained with, an Eligible Institution. Upon any downgrade, withdrawal, qualification or suspension by any Rating Agency of the rating of Intermediary (or any successor to Intermediary permitted or required under this Agreement) or any other circumstances resulting in a failure to qualify as an Eligible Institution, (i) the Securities Account, the Pledged Collateral Account and all of the Pledged Collateral, and all rights and obligations of Intermediary (or such successor to Intermediary) under this Agreement, shall promptly, and in any case within thirty (30) calendar days, be moved to an Eligible Institution that is a Securities Intermediary and maintains a Participant’s Securities Account with the Federal Reserve Bank; (ii) such Eligible Institution shall assume in writing all obligations of Intermediary (or such successor Intermediary) under this Agreement; and (iii) Intermediary shall promptly reimburse Pledgee for all expenses incurred in connection with the appointment of such Eligible Institution as successor Intermediary including all future fees of such successor Intermediary in connection with the Pledged Collateral Account and the services to be provided by such successor Intermediary (or such successor Intermediary).
          (c) Reinvestment of Proceeds; Permitted Investments. Provided no Event of Default has occurred, upon the written request of Successor Borrower which request may be made once per month, Servicer shall direct Intermediary to invest and reinvest any funds in the Pledged Collateral Account from time to time in Permitted Investments as instructed by Successor Borrower; provided, however, that if Successor Borrower fails to so instruct Servicer, or if an Event of Default shall have occurred, Servicer may direct Intermediary to invest and reinvest such funds in such Permitted Investments as Servicer shall determine in Servicer’s discretion; provided, further, to the extent any funds in the Pledged Collateral Account will be necessary to make payments to the Collection Account more than three (3) months after the related Securities were converted to cash, such funds shall be invested only in obligations of, or obligations guaranteed as to principal and interest by, the United States or an agency or instrumentality thereof, backed by the full faith and credit of the United States. Intermediary shall have no obligation to invest funds in the Pledged Collateral Account absent its receipt of written instructions from Servicer in accordance herewith. Pledgor hereby instructs Servicer, and Servicer hereby instructs Intermediary, to invest funds in the Pledged Collateral Account in the Default Permitted Investment unless and until different instructions are received in accordance with this subsection (c). To the extent that any funds in the Pledged Collateral Account are to be paid out pursuant to Section 4(e), Permitted Investments shall be selected that will mature, unless payable on demand, no later than one (1) Business Day before the date such funds are required to be paid out pursuant to Section 4(e) If a requested investment is determined to be, in the reasonable judgment of Servicer, an investment for which confirmation from one or more of the Rating Agencies is required, Servicer shall, within three (3) Business Days of receipt of the required confirmation from the Rating Agencies, provide instructions to Intermediary as provided for herein; provided that Servicer shall not be required to request confirmation from any Rating Agency without a written instruction to do so, and reasonable assurance of reimbursement for its costs associated therewith from Pledgor. Pledgor shall be responsible for paying all costs associated with obtaining such Rating Agency confirmation, including, but not limited to, Servicer fees and Rating Agency fees. With respect to all investments made on instructions of Successor Borrower, Successor Borrower shall be liable for (i) ordinary and customary transaction fees associated with the investment of funds in the Pledged Collateral Account except as provided in Section 9 and (ii) losses that result from such investment, and shall pay such fees or reimburse Pledgee for such investment losses within five (5) days after receipt of written request or invoice therefor Intermediary shall have three (3) Business Days following receipt of such instructions to effectuate such investment direction. Intermediary may conclusively rely upon the investment instructions received from Servicer. All Permitted Investments shall be under the sole dominion and control of Pledgee. No Permitted Investment shall be made unless Pledgee holds a first priority perfected lien in such Permitted Investment and all filings and other actions necessary to ensure the validity, perfection, and priority of such lien have been taken. Servicer shall only be required to follow the written investment instructions that were most recently received by Servicer, and Successor Borrower shall be bound by such last received investment instructions. Any request from Successor Borrower containing investment instructions shall contain an officer’s certificate from Successor Borrower (which may be conclusively relied upon by Servicer, Intermediary and their agents) that any such investments constitute Permitted Investments. Intermediary hereby certifies that the Default Permitted Investment constitutes a Permitted Investment. All such Permitted Investments shall be held to maturity unless payable on demand in which case Intermediary shall demand payment as necessary to meet the payment requirements of Section 4(e) All earnings and payments received with respect to Permitted Investments shall be credited to and held in the Pledged Collateral Account in accordance with this Agreement. In all actions taken, and all instructions given by Servicer pursuant to this Section 4(c), Servicer shall be deemed to act on behalf of no person other than Pledgee.
          (d) Collection of Interest, Principal and Earnings. Intermediary shall collect all interest and principal when due from any Obligor with respect to the Pledged Collateral, and shall collect all amounts due with respect to Permitted Investments, and shall deposit all amounts so collected to the Pledged Collateral Account, but shall be under no responsibility or duty to undertake collection efforts or to instigate or participate in any legal proceedings or to retain counsel in an effort to accomplish such collection. All revenues received in any such collection action shall be deposited to the Pledged Collateral Account and disposed of as set forth herein.
          (e) Distributions. Pledgee, acting by Servicer as herein provided, shall have the sole right to control distributions from the Pledged Collateral Account. Except as otherwise specifically provided in written instructions given by Servicer to Intermediary in accordance with Section 5 below, Intermediary shall, to the extent of funds on deposit in the Pledged Collateral Account, make payments to the Collection Account by wire or internal transfer in an amount equal to $52,643.44 beginning on December 1, 2005 and continuing thereafter on each Scheduled Payment Date until July 1, 2008 on which date Intermediary shall pay by wire or internal transfer an amount equal to $5,662,474.51, all such amounts as provided for in the Note and shown in the Accountant’s Letter. Pledgor (and following the contemplated assignment of this Agreement by Pledgor, Successor Borrower) hereby directs Intermediary to make payments in accordance with the foregoing instructions. Notwithstanding any contrary provisions in the Note, any amounts remaining in the Pledged Collateral Account after payments are made to the Collection Account pursuant to the preceding sentence shall be held in the Pledged Collateral Account until after the final payment of all amounts required under the Note and other Defeasance Documents on account of the Secured Obligations have been paid, whereupon, provided no Event of Default that would trigger personal liability of Successor Borrower exists under any other Defeasance Transaction, any amounts remaining in the Pledged Collateral Account shall be paid over to Successor Borrower within 5 Business Days.
          (f) Default. Pledgee shall have all of the rights and remedies afforded under the Security Agreement or otherwise, at law or in equity, with respect to any default under this Agreement. Without limiting the generality of the foregoing, if Intermediary fails to make any of the foregoing payments when funds are available for such payment in the Pledged Collateral Account, Intermediary shall reimburse Pledgor for late fees accruing under the Note, until the missed payment is made.
     Section 5. Instructions; Signatures.
          (a) From Servicer. All instructions and directions from Servicer to Intermediary for the Pledged Collateral Account must be in writing, signed by a person or persons duly authorized by Servicer on behalf of Pledgee to sign, such instructions to be in such form as Intermediary may reasonably require. Specimen signatures of all persons to whom authority has been delegated shall be furnished. The employees of Servicer as identified on Exhibit D are authorized by Servicer on behalf of Pledgee to deliver instructions to Intermediary hereunder.
               Servicer, acting on behalf of Pledgee shall have the right, from time to time, to change the list of persons duly authorized to sign instructions on behalf of Pledgee. Any changes to the list of authorized signatories shall be deemed effective upon delivery to Intermediary of written notice regarding such changes.

          (b) From Successor Borrower. After the contemplated assignment by Pledgor to Successor Borrower, all instructions and directions from Successor Borrower to Servicer for the Pledged Collateral Account must be in writing, signed by a person or persons duly authorized by Successor Borrower to sign, such instructions to be in such form as Servicer may reasonably require. Specimen signatures of all persons to whom authority has been delegated shall be furnished. The officers of the Manager of Successor Borrower as identified on Exhibit E are authorized by Successor Borrower to deliver instructions to Servicer hereunder.
               Successor Borrower shall have the right, from time to time, to change the list of persons duly authorized to sign instructions on behalf of Successor Borrower. Any changes to the list of authorized signatories shall be deemed effective upon delivery to Servicer of written notice regarding such changes.
     Section 6. Accounting.
     Intermediary shall (i) keep complete and accurate books of the Pledged Collateral Account and all Permitted Investments showing all receipts, disbursements and transactions in the Pledged Collateral Account; (ii) prepare and deliver to Successor Borrower and Servicer, on or before the last day of each month, a monthly report summarizing all transactional activity in the Pledged Collateral Account for the preceding calendar month; and (iii) advise Successor Borrower and Servicer of receipt of any payment or of any non-payment by an Obligor of principal or interest on account of the Pledged Collateral within two (2) Business Days of the related payment date. Pledgor agrees that it retains, and Successor Borrower will assume, the obligation to prepare and file all required state and federal tax reports and returns, and to pay any taxes related to its ownership of the assets in the Pledged Collateral Account, and that all such taxes shall be paid from sources other than the Pledged Collateral.
     Section 7. Termination.
     Pledgee may terminate this Agreement at any time after thirty (30) days’ prior written notice to the other parties hereto without any cost to Pledgor; provided that upon doing so, Pledgee shall enter into a new Account Agreement with Pledgor upon terms materially similar to this Agreement. Pledgee may, without terminating this Agreement, replace or substitute an Eligible Institution for Intermediary at any time after thirty (30) days’ prior written notice to the other parties hereto, and, upon any material default by Intermediary in its obligations under the Defeasance Documents or if any representation of Intermediary shall prove to have been inaccurate or incomplete in any material respect when made, Pledgee may, if such default or failure of a representation shall not have been cured within a reasonable time, terminate Intermediary’s rights under this Agreement immediately upon written notice to Intermediary. Intermediary may resign from its obligations under this Agreement at any time after thirty (30) days’ prior written notice to the other parties hereto, but in no event shall Intermediary be released of its obligations as Intermediary or Custodian hereunder unless and until a substitute Eligible Institution, satisfactory to Pledgee in its sole and absolute discretion, has been designated and has assumed in writing the obligations of Intermediary and Custodian hereunder at the sole cost and expense of the resigning Intermediary. Pledgee shall designate a substitute Intermediary and Custodian, in its sole discretion, promptly after receipt of notice of resignation by Intermediary and shall take all reasonable actions necessary to cause such designated successor promptly to assume the obligations of Intermediary and Custodian hereunder. Expenses incurred in connection with (i) the transfer of Securities to a successor, (ii) the assumption of the obligations of the Intermediary by the successor, and (iii) the portion of the fee paid to the Intermediary that would have accrued from the date of appointment of such successor until the Maturity Date, shall be borne by the Intermediary.
     Section 8. Authority.
     Any person executing this Agreement in a fiduciary or other representative capacity represents that they have full power and authority to do so and that any applicable or required court, partnership, corporate or other authority has been duly and properly given and continues as of the date hereof.
     Section 9. Fees and Costs.
     Concurrently with the execution of this Agreement, Pledgor shall pay the sum of (a) $17,500.00 to Servicer as a fee in connection with the Pledged Collateral Account and the services provided hereunder by Servicer, and (b) $7,200.00 to Intermediary in full payment of all fees in connection with the Pledged Collateral Account and the services provided hereunder by Intermediary through the Maturity Date, provided that Successor Borrower shall be responsible for fees and costs specified in Section 4(c) above, if applicable. Intermediary and Servicer hereby acknowledge and confirm that any fees related to investments in the Default Permitted Investment and wire transfers to the Collection Account or to the Successor Borrower are included in the fees already paid to Intermediary and Servicer, respectively, pursuant to this Section 9. Such fees have been fully earned by each of Servicer and Intermediary and are not refundable or subject to reduction. If any additional reasonable costs or expenses are incurred by the Servicer or Intermediary (i) in connection with the protection or preservation of Pledgee’s rights in the Pledged Collateral or (ii) that are expressly required to be borne by the Pledgor under the terms of the Defeasance Documents (including, without limitation, Section 4(c) hereof), Pledgor agrees to pay all such costs and expenses within ten (10) Business Days following receipt of written invoice therefor. Intermediary hereby acknowledges and confirms that as of the date hereof, there are no fees charged in connection with investments in the Default Permitted Investment. In the event Intermediary is notified that any such fees shall at any time hereafter become payable in connection with the Default Permitted Investment, Intermediary shall promptly give written notice to Successor Borrower, and prior to the imposition of any such fee, Successor Borrower shall have the right, in accordance with the provisions of Section 4(c) hereof, to request that Servicer direct Intermediary to invest and reinvest any funds in the Pledged Collateral Account from time to time in another Permitted Investment.
     Section 10. Governing Law, Venue, Attorneys’ Fees.
     THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO AND THEIR SUCCESSORS AND ASSIGNS SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE, INCLUDING THE UNIFORM COMMERCIAL CODE AS ADOPTED IN THE STATE BUT OTHERWISE WITHOUT REGARD TO LAWS OF THE STATE CONCERNING CONFLICTS OF LAWS OR CHOICE OF FORUM. IN THE EVENT

OF ANY DISPUTE REGARDING THIS AGREEMENT, THE PARTIES AGREE THAT THE PREVAILING PARTY SHALL BE ENTITLED TO SUCH COSTS AND ATTORNEYS’ FEES AS THE COURT MAY ADJUDGE REASONABLE.
     PLEDGOR, PLEDGEE, SERVICER AND INTERMEDIARY HEREBY IRREVOCABLY SUBMIT TO PERSONAL JURISDICTION IN THE STATE AND TO THE NON EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN THE CITY OF NEW YORK OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT. JURISDICTION AND VENUE OF ANY ACTION BROUGHT TO ENFORCE THIS AGREEMENT OR ANY OTHER DEFEASANCE DOCUMENT OR ANY ACTION RELATING TO THE TRANSACTIONS CONTEMPLATED HEREBY OR THE RELATIONSHIPS CREATED BY OR UNDER THE DEFEASANCE DOCUMENTS (“ACTION”) SHALL, AT THE ELECTION OF PLEDGEE, BE IN (AND IF ANY ACTION IS ORIGINALLY BROUGHT IN ANOTHER VENUE, THE ACTION SHALL AT THE ELECTION OF PLEDGEE BE TRANSFERRED TO) A STATE OR FEDERAL COURT OF APPROPRIATE JURISDICTION LOCATED IN THE STATE. PLEDGOR, PLEDGEE, SERVICER AND INTERMEDIARY HEREBY CONSENT AND SUBMIT TO THE PERSONAL JURISDICTION OF THE COURTS OF THE STATE AND OF FEDERAL COURTS LOCATED IN THE STATE IN CONNECTION WITH ANY ACTION AND HEREBY WAIVE ANY AND ALL PERSONAL RIGHTS UNDER THE LAWS OF ANY OTHER STATE TO OBJECT TO JURISDICTION WITHIN THE STATE FOR PURPOSES OF ANY ACTION. PLEDGOR, PLEDGEE, SERVICER AND INTERMEDIARY HEREBY WAIVE AND AGREE NOT TO ASSERT, AS A DEFENSE TO ANY ACTION OR A MOTION TO TRANSFER VENUE OF ANY ACTION, (I) ANY CLAIM THAT IT IS NOT SUBJECT TO SUCH JURISDICTION; (II) ANY CLAIM THAT ANY ACTION MAY NOT BE BROUGHT AGAINST IT OR IS NOT MAINTAINABLE IN THOSE COURTS OR THAT THIS AGREEMENT MAY NOT BE ENFORCED IN OR BY THOSE COURTS, OR THAT IT IS EXEMPT OR IMMUNE FROM EXECUTION; (III) THAT THE ACTION IS BROUGHT IN AN INCONVENIENT FORUM; OR (IV) THAT THE VENUE FOR THE ACTION IS IN ANY WAY IMPROPER.
     Section 11. Severability of Provisions.
     Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.
     Section 12. Headings.
     The section headings used in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.
     Section 13. Indemnification.
     Pledgor agrees to indemnify Pledgee, Intermediary and Servicer and their respective successors and assigns (collectively, the “Indemnitees”) and hold such Indemnitees harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by any Indemnitee in connection with its actions hereunder or in connection with any investigative, administrative or judicial proceedings (whether or not such Indemnitee shall be designated a party thereto) relating to or arising out of this Agreement or the Pledged Collateral (including, without limitation, any such proceeding by Pledgor against any Indemnitee or by any Indemnitee against Pledgor to the extent such party seeking indemnification is the prevailing party in such proceeding); provided that no Indemnitee shall have the right to be indemnified hereunder for its own gross negligence (and with respect to Intermediary only, its own negligence) or willful misconduct as determined by a court of competent jurisdiction.
     Section 14. Execution in Counterparts.
     This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts shall constitute one and the same Agreement.
     Section 15. Successors and Assigns.
     This Agreement shall be binding upon and, subject to the restrictions on assignment by Pledgor set forth in the Security Agreement, shall inure to the benefit of the successors and assigns of the parties hereto. Pledgee shall have the right to assign or transfer rights and obligations under this Agreement without limitation. Any assignee or transferee shall be entitled to all the benefits afforded Pledgee under this Agreement; provided, that such assignee or transferee shall have delivered to the other parties hereto written confirmation that such assignee and transferee agrees to be bound by the terms of this Agreement and is also the assignee or transferee of the Defeasance Documents.
     Intermediary shall have the right to assign or transfer its rights and obligations hereunder only in connection with a termination, as set forth in Section 7 or with the prior written consent of Pledgee.
     Pledgor shall have the right to assign and transfer its rights and obligations hereunder only as permitted under the Security Agreement.
     Section 16. Notices.
     All notices and other communications hereunder by any party to any other party shall be given in accordance with Section 14 of the Security Agreement. Notices and other communications to Servicer shall be sent to the following address:

GMAC Commercial Mortgage Corporation
200 Witmer Road
Horsham, Pennsylvania 19044
Attention: CSFB Series 1998-PS2 Servicing

     Section 17. Modification in Writing.
     This Agreement, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by an act or failure to act on the part of any party hereto, but only by an agreement in writing and signed by all of the parties hereto.
     Section 18. Waiver of Trial by Jury.
     PLEDGOR, PLEDGEE, SERVICER AND INTERMEDIARY EACH HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER MAY EXIST WITH REGARD TO THIS AGREEMENT OR ANY DOCUMENT RELATED THERETO, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY PLEDGOR, PLEDGEE, SERVICER AND INTERMEDIARY, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH A RIGHT TO TRIAL BY JURY WOULD OTHERWISE ACCRUE. PLEDGOR, PLEDGEE, SERVICER AND INTERMEDIARY EACH IS HEREBY AUTHORIZED TO FILE A COPY OF THIS SECTION IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY EACH OTHER.
(Signatures continued on next page)

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Pledgor:

CASA MUNRAS HOTEL PARTNERS, L.P., a California limited partnership

By:	Casa Munras GP, LLC, a California limited liability company, its general partner

	By:	/s/ JOHN F. ROTHMAN

John F. Rothman
Managing Member
(Signatures continued on next page)

Intermediary:

WELLS FARGO BANK, N.A.

By:	/s/ KENNETH HOFFMAN

Name: Kenneth Hoffman
Title: Vice President
(Signatures continued on next page)

Pledgee:

U.S. BANK NATIONAL ASSOCIATION, successor-in-interest to State Street Bank and Trust Company, as Trustee under the Pooling and Servicing Agreement, dated as of October 1, 1998, for the Registered Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 1998-PS2

By:	GMAC Commercial Mortgage Corporation, successor-in-interest to AMRESCO Services, L.P., as Servicer

	By:	/s/ JILLIAN M. BRITTIN

Name: Jillian M. Brittin
Title: Vice President

Servicer:

GMAC COMMERCIAL MORTGAGE CORPORATION

By:	/s/ JILLIAN B. BRITTIN

Name: Jillian M. Brittin
Title: Vice President

EXHIBIT A
Securities

EXHIBIT B
Accountant’s Letter

EXHIBIT C
          Any one or more of the following obligations or securities payable in United States Dollars on demand or on a scheduled maturity on or before the Business Day immediately preceding the date upon which the funds in the Pledged Collateral Account are required to be drawn, and having at all times the required ratings, if any, provided for in this definition, unless each Rating Agency shall have confirmed in writing to Pledgee that a lower rating would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates:
     (i) obligations of, or obligations fully guaranteed as to payment of principal and interest by, the United States or any agency or instrumentality thereof provided such obligations are backed by the full faith and credit of the United States of America including, without limitation, obligations of: the U.S. Treasury (all direct or fully guaranteed obligations), the Farmers Home Administration (certificates of beneficial ownership), the General Services Administration (participation certificates), the U.S. Maritime Administration (guaranteed Title XI financing), the Small Business Administration (guaranteed participation certificates and guaranteed pool certificates), the U.S. Department of Housing and Urban Development (local authority bonds) and the Washington Metropolitan Area Transit Authority (guaranteed transit bonds); provided, however, that the investments described in this clause (A) must have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an “r” highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) must not be subject to liquidation prior to their maturity;
     (ii) Federal Housing Administration debentures;
     (iii) obligations of the following United States government sponsored agencies: FHLMC (debt obligations), the Farm Credit System (consolidated systemwide bonds and notes), the Federal Home Loan Banks (consolidated debt obligations), FNMA, the Student Loan Marketing Association (debt obligations), the Financing Corp. (debt obligations), and the REFCO (debt obligations); provided, however, that the investments described in this clause (A) must have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an “r” highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) must not be subject to liquidation prior to their maturity;
     (iv) federal funds, unsecured certificates of deposit, time deposits, bankers’ acceptances and repurchase agreements with maturities of not more than 365 days, of any bank, the short term obligations of which are rated in the highest short term rating category by each Rating Agency (or otherwise acceptable to each Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to the

Certificates), provided, however, that the investments described in this clause (A) must have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an “r” highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) must not be subject to liquidation prior to their maturity;
     (v) fully Federal Deposit Insurance Corporation-insured demand and time deposits in, or certificates of deposit of, or bankers’ acceptances issued by, any bank or trust company, savings and loan association or savings bank, the short term obligations of which are rated in the highest short term rating category by each Rating Agency (or otherwise acceptable to each Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates), provided, however, that the investments described in this clause (A) must have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an “r” highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) must not be subject to liquidation prior to their maturity;
     (vi) debt obligations with maturities of not more than 365 days and rated “AA-” or higher by S&P and by each Rating Agency (or otherwise acceptable to each Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates), in its highest long-term unsecured rating category; provided, however, that the investments described in this clause (A) must have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an “r” highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) must not be subject to liquidation prior to their maturity;
     (vii) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) with maturities of not more than 365 days and that is rated by each Rating Agency (or otherwise acceptable to each Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates), in its highest short-term unsecured debt rating; provided, however, that the investments described in this clause (A) must have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an “r” highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) must not be subject to liquidation prior to their maturity;

     (viii) the Federated Prime Obligations Fund #10 CUSIP 60934N203, or any money market fund (the “Fund”) so long as the Fund is rated “AAAm” or “AAAm-G” by S&P (or otherwise acceptable to each Rating Agency), as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates;
     (ix) any other demand, money market or time deposit, demand obligation, or any other obligation, security or investment, provided that each Rating Agency has confirmed in writing to Lender, that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates; and
     (x) such other obligations as are included in the definition of “Permitted Investments” in the Pooling and Servicing Agreement or are otherwise acceptable as Permitted Investments to each Rating Agency, as confirmed in writing to Pledgee, that such obligations would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates;
     provided, however, that, in the judgment of Pledgee, such instrument continues to qualify as a “cash flow investment” pursuant to Section 860G(a)(6) of the United States Internal Revenue Code earning a passive return in the nature of interest and provided further that no instrument or security shall be a Permitted Investment if (i) such instrument or security evidences a right to receive only interest payments, (ii) the right to receive principal and interest payments derived from the underlying investment provides a yield to maturity in excess of one hundred twenty percent (120%) of the yield to maturity at par of such underlying investment or (iii) such investments have a maturity in excess of one year.

EXHIBIT D
     All instructions and directions from Servicer to Intermediary for the Pledged Collateral Account must be in writing, signed by a person or persons duly authorized by Servicer on behalf of Pledgee to sign, such instructions to be in such form as Intermediary may reasonably require. Specimen signatures of all persons to whom authority has been delegated shall be furnished. The following employees of Servicer are authorized by Servicer on behalf of Pledgee to deliver instructions to Intermediary hereunder:

Name	Title	Signature
Jillian M. Brittin	Vice President	/s/ JILLIAN M. BRITTIN

Specimen Signature

Specimen Signature
     Servicer, acting on behalf of Pledgee shall have the right, from time to time, to change the list of persons duly authorized to sign instructions on behalf of Pledgee. Any changes to the list of authorized signatories shall be deemed effective upon delivery to Intermediary of written notice regarding such changes.

EXHIBIT E
     All instructions and directions from Successor Borrower to Servicer for the Pledged Collateral Account must be in writing, signed by a person or persons duly authorized by Successor Borrower to sign, such instructions to be in such form as Servicer may reasonably require. Specimen signatures of all persons to whom authority has been delegated shall be furnished. The following officers of the Manager of Successor Borrower are authorized by Successor Borrower to deliver instructions to Servicer hereunder:

Name	Title	Signature
/s/ D. CHEUNG

Specimen Signature

Z. ZORLY [sic]

Specimen Signature

Specimen Signature
     Successor Borrower shall have the right, from time to time, to change the list of persons duly authorized to sign instructions on behalf of Successor Borrower. Any changes to the list of authorized signatories shall be deemed effective upon delivery to Servicer of written notice regarding such changes.

EXHIBIT F
(Collection Account)
Escrow Bank USA
6955 Union Park Center, Suite 300
Midvale, Utah 84047
ABA # 124-084-737
Credit To: GMAC Commercial Mortgage Corporation
Account # 18478043 [“A” Library Deals – Delete on “N” Library Deals]
Account # 18478057 [“N” Library Deals – Delete on “A” Library Deals]
Reference: Loan # 40-0029034 – (Casa Munras Hotel Partners, L.P.)